Exhibit 10.5

STOCKHOLDERS AGREEMENT

of

KITARA HOLDCO CORP.

Dated as of January 28, 2015

i

STOCKHOLDERS AGREEMENT

of

KITARA HOLDCO CORP.

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is entered as of January 28, 2015, by and among Kitara Holdco Corp., a Delaware corporation (the “Company”), and each of the Persons listed on Schedule I hereto (the “Stockholders”).

RECITALS

WHEREAS, the Stockholders have entered into that certain Unit Exchange Agreement, dated as of October 10, 2014 (the “Exchange Agreement”), with the Company, Future Ads LLC, a California limited liability company and Kitara Media Corp., a Delaware corporation;

WHEREAS, following the closing of the transactions contemplated by the Exchange Agreement (the “Exchange Closing”), the Stockholders will collectively own 53% of the fully diluted shares of the Company’s Common Stock as of the Closing Date (as defined in the Exchange Agreement); and

WHEREAS, the Company and each of the Stockholders desire to establish herein certain terms and conditions upon which the Common Stock held by the Stockholders will be held, and providing for certain other matters.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person directly or indirectly owning or controlling 10% or more of any class of outstanding equity securities of such Person or (iii) any officer, director, general partner, managing member or trustee of any such Person described in clause (i) or (ii).

“Agreement” has the meaning set forth in the preamble.

“Appointment Period” has the meaning set forth in Section 2.1(a).

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“beneficial owner” or “beneficially own” has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s beneficial ownership of Common Stock or other Voting Securities of the Company shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any security that may be acquired by such Person, whether within 60 days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities and (ii) no Person shall be deemed to beneficially own any security solely as a result of this Agreement.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Bylaws” means the Bylaws of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the terms of the Charter and the terms of this Agreement.

“Change of Control” means (i) the sale of all or substantially all of the assets of the Company to an Unaffiliated Person; (ii) a sale resulting in more than 50% of the Voting Securities being held by an Unaffiliated Person; (iii) a merger, consolidation, recapitalization or reorganization of the Company with or into another Unaffiliated Person.

“Charter” means the Certificate of Incorporation of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company” has the meaning set forth in the preamble.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Director” means any member of the Board.

“Equity Securities” means any and all shares of Common Stock or preferred stock of the Company, and any and all securities of the Company convertible into or exchangeable or exercisable for (whether or not subject to contingencies or the passage of time, or both), such shares, including, without limitation, options, warrants and other rights to acquire such shares.

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“Exchange” shall mean a United States national securities exchange, including NASDAQ and the New York Stock Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Closing Date” means the date of the Exchange Closing.

“Fair Market Value” means, with respect to any non-cash consideration, the fair market value of such non-cash consideration as determined in good faith by the Board.

“GAAP” means generally accepted accounting principles, as in effect in the United States of America from time to time.

“Immediate Family” means, with respect to any specified Person, such Person’s spouse, parents, children and siblings, including adoptive relationships and relationships through marriage, or any other relative of such Person that shares such Person’s home.

“NASDAQ” means the NASDAQ Global Market.

“Original Shares” means, when used in reference to any one or more Stockholders or a Permitted Transferee, the shares of Common Stock issued pursuant to the Exchange Agreement or any shares or other securities which such shares of Common Stock may have been converted into or exchanged for in connection with any exchange, reclassification, dividend, distribution, stock split, combination, subdivision, merger, spin-off, recapitalization, reorganization or similar transaction.

“Permitted Transferee” means, with respect to any Stockholder, (i) the owners of a Stockholder’s equity interests receiving Common Stock of the Company in connection with the liquidation of, or a distribution with respect to an equity interest in, such Stockholder, (ii) any general or limited partner, member, stockholder or Affiliate of a Stockholder, or a trust the beneficiaries of which include only such general or limited partner, member, stockholder or Affiliate or the beneficiary of any trust that is a Stockholder or (iii) any member of the Immediate Family of a Stockholder or the beneficiaries of a trust established for estate planning purposes; provided, however, that in any such case such Transferee shall agree in a writing in the form attached as Exhibit A hereto to be bound by and to comply with all applicable provisions of this Agreement; provided further, that in no event shall the Company or any of its Subsidiaries constitute a “Permitted Transferee.”

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

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“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, between the Stockholders and the Company.

“Related Party” means, with respect to any specified Person: (i) any Affiliate of such specified Person, or any director, executive officer, general partner or managing member of such Affiliate; (ii) any Person who serves or within the past five years has served as a director, executive officer, partner, member or in a similar capacity of such specified Person; (iii) any Immediate Family member or Affiliate of a Person described in clause (ii); or (iv) any other Person who holds, individually or together with any Affiliate of such other Person and any member(s) of such Person’s Immediate Family, more than 5% of the outstanding equity or ownership interests of such specified Person; provided that, for the avoidance of doubt, any limited partners or members of any Stockholder shall not be Related Parties of such Stockholder solely as a result of such limited partnership or limited liability company structure.

“Representative” means, with respect to a Person, the officers, directors, employees, agents, accountants, lawyers, advisors, bankers and other representatives of such person.

“Required Directors” has the meaning set forth in Section 2.3(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stockholders” has the meaning set forth in the preamble.

“Stockholder Appointees” has the meaning set forth in Section 2.1(a).

“Stockholder Designees” has the meaning set forth in Section 2.1(b).

“Stockholder Percentage” means, at any time, the quotient of (a) the aggregate number of shares of Common Stock beneficially owned by the Stockholders and their Permitted Transferees divided by (b) the aggregate number of shares of Common Stock outstanding.

“Subsidiary” means, with respect to any entity, (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by such first entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity of which such first entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner or managing member.

“Subsidiary Securities” has the meaning set forth in Section 4.18.

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“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, voting, receipt of dividends or other distributions, hypothecation or similar disposition of, any Equity Securities beneficially owned by a Person or any interest in any Equity Securities beneficially owned by a Person, including, but not limited to, any swap or any other agreement including a transaction that transfers or separates, in whole or in part, any of the economic consequences of ownership of Equity Securities and/or voting thereof, whether such transaction is to be settled by delivery of Equity Securities, other securities, cash or otherwise. A Transfer shall not be deemed to have occurred solely by reason of a change of control of the ultimate controlling Persons as of the date hereof of any of the Stockholders.

“Transferee” means any Person to whom any Stockholder, or any transferee thereof who acquires Equity Securities in accordance with the terms of this Agreement, Transfers Equity Securities in accordance with the terms hereof.

“Unaffiliated Person” means any Person or Group that is not (i) any of the Stockholders, (ii) a Related Party of any of the Stockholders, or (iii) a Related Party of the Company.

“Voting Securities” means, at any time, shares of any class of Equity Securities of the Company that confer upon the registered holder(s) thereof the right to vote generally in the election of Directors.

Section 1.2 Other Definitional Provisions.

(a) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II
CORPORATE GOVERNANCE

Section 2.1 Board Representation. Subject to Section 2.6, for so long as this Section 2.1 remains in effect:

(a) Effective as of the Exchange Closing and until the first annual meeting of the Company thereafter (the “Appointment Period”) the Board shall be comprised of up to nine (9) Directors of whom a majority shall be appointees of the Stockholders (acting jointly by a majority vote of the Original Shares held by the Stockholders) (such persons, the “Stockholder  Appointees”). Prior to the Exchange Closing, the Stockholders (acting jointly by a majority vote of the Original Shares held by the Stockholders) shall provide written notice to the Company of those persons who will be the Stockholder Appointees.

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(b) Beginning on the date of the first annual meeting of the Company following the Exchange Closing and at each subsequent annual or special meeting thereafter, as applicable, the Directors will be elected in accordance with the Charter and the Bylaws, and the Stockholders (acting jointly by a majority vote of the Original Shares held by the Stockholders) shall have the right to designate, nominate and recommend no fewer than that number of director nominees (the “Stockholder Designees”) for election to the Board at each annual or special meeting, as applicable, according to the following formula:

(i) if the Stockholder Percentage is greater than or equal to fifty percent (50%), the product (rounded down to the nearest whole number) of fifty percent (50%) multiplied by the number of Directors then authorized by the Company, plus one director; or

(ii) if the Stockholder Percentage is less than fifty percent (50%) but greater than or equal to twenty percent (20%), then the product (rounded up to the nearest whole number) of forty percent (40%) multiplied by the number of Directors then authorized by the Company.

(c) Except as otherwise provided in this Agreement or as required by applicable law, no other stockholder of the Company shall be entitled to appoint a Director to the Board or designate a Person for election to the Board.

(d) Unless the Company has received the consent of the Required Directors to increase or decrease the number of Directors in accordance with Section 2.3, the Company shall take such action as may be required under applicable law to cause the Board to consist of no more than seven (7) Directors.

(e) During the Appointment Period, the Company agrees to take all such action as required under applicable law to cause the Stockholder Appointees to become Directors of the Company; and following the Appointment Period, the Company agrees to nominate, recommend and include the Stockholder Designees in the slate of nominees that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of Directors by the holders of Common Stock and shall provide the highest level of support for the election of such Stockholder Designees as the Company provides to any other individual standing for election as a Director as part of the Company’s slate of Directors.

(f) In the event that a vacancy of the Board is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Stockholder Appointee or Stockholder Designee, the remaining Directors serving as Stockholder Appointees or Stockholder Designees, as applicable, shall have the right to fill the vacancy created thereby, and the Company hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same.

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(g) The Stockholders (acting jointly by a majority vote of the Original Shares held by the Stockholders) shall notify the Company in writing of each proposed Stockholder Designee a reasonable time in advance of any action taken or annual or special meeting held for the purpose of electing or appointing such Stockholder Designee, to fill a vacancy and of the mailing of any proxy statement, information statement or registration statement in which any Board nominee or Board member of the Company would be named, together with all information concerning such nominee reasonably requested by the Company, so that the Company can comply with applicable disclosure rules; provided, that, in the absence of such notice, the Stockholders shall be deemed to have designated, nominated or recommended the same Directors as set forth in the most recent notice delivered to the Company pursuant to this Section 2.1.

(h) The Company shall reimburse each Stockholder Appointee and Stockholder Designee for reasonable out-of-pocket expenses incurred by them for the purpose of attending meetings of the Board or committees thereof in the same manner that it reimburses other Directors and agrees that the Stockholder Appointees and Stockholders Designees (other than executive officer Stockholder Appointees and Stockholder Designees) shall be entitled to the same compensation as other members of the Board (other than executive officer-Directors) as may be approved from time to time.

(i) The Company agrees to cause at least one meeting of the Board to be held each fiscal quarter, and to make provisions such that any member of the Board may attend such meetings by remote means (e.g., by telephone or video conference).

(j) During the period that the Stockholder Appointees or Stockholder Designees are Directors, each such Director shall be entitled to the benefits under any director and officer insurance policy maintained by the Company to the same extent as any similarly situated Director. The Company agrees that in respect of each Stockholder Appointee and Stockholder Designee that is a Director, the Company shall duly authorize and enter into an indemnification agreement with such Director as shall be reasonably acceptable to the Director.

(k) The rights of the Stockholders pursuant to this Section 2.1 are personal to the Stockholders and shall not be exercised by any Transferee other than a Permitted Transferee.

(l) Nothing in this Agreement shall be construed as in any way limiting the number of appointees or nominees the Stockholders may make.

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Section 2.2 Committees. Subject to the requirements of applicable Law and the primary Exchange on which the Company’s Common Stock is then traded, for so long as the Stockholders have the right to appoint or designate Directors pursuant to Section 2.1, the Company shall cause each executive committee, compensation committee, audit committee or other significant committee of the Board (including, without limitation, any committee performing the functions usually reserved for the full Board or the committees described above) (each a “Committee”) to include a number of Stockholder Appointees or Stockholder Designees, as applicable, such that a majority of the members comprising each Committee are Stockholder Appointees or Stockholder Designees, as applicable. In the event that the requirements of applicable Law or the rules of the primary Exchange on which the Company’s Common Stock is then traded prescribe certain qualifications for such service on a standing committee of a board of directors and no Stockholder Appointee or Stockholder Designee, as applicable, meets such qualifications (excluding, for this purpose, the “exceptional and limited circumstances” exception under the Marketplace Rules of NASDAQ), the Stockholders shall be entitled to have at least one Stockholder Appointee or Stockholder Designee, as applicable, be an observer to such Committee who will not be a member, voting or otherwise, of such Committee.  Notwithstanding any such observer status, any Committee may hold executive sessions at which such observer is not permitted to be present and may withhold information from such observer in order to avoid any conflict of interest or in light of corporate governance concerns, or to comply with applicable Laws, and rules of the primary Exchange on which the Company’s securities are then traded, in each case as reasonably determined in good faith by such Committee. The Stockholders agree to cause their Stockholder Appointees or Stockholder Designees, as applicable, to take all actions necessary to effect the provisions of the precedent sentence of this Section 2.2.

Section 2.3 Consent Rights. In addition to any vote or consent of the Board or the stockholders of the Company required by applicable law or the Charter, and notwithstanding anything in this Agreement to the contrary but subject to Section 2.6, the Company shall not take (or, to the extent applicable, permit any Subsidiary to take) any of the following actions, or enter into any arrangement or contract to do any of the following actions, without the consent in writing of at least two Stockholder Appointees or Stockholder Designees, as applicable (the applicable consent being the consent of the “Required Directors”), which shall be necessary for authorizing, effecting or validating such transactions:

(a) any increase or decrease in the size of the Board, committees of the Board, and boards and committees of Subsidiaries of the Company;

(b) any redemption, acquisition or other purchase of any Equity Securities (a “Repurchase”), other than (A) a Repurchase that has been offered pro rata from to all stockholders of the Company or (B) a Repurchase from an employee or director in connection with such employee’s or director’s termination or as provided for in the agreement with such employee or director pursuant to which such Equity Securities were issued;

(c) any payment or declaration of any dividend or other distribution on any Equity Securities, unless such payment, declaration or distribution is pro rata to all stockholders of the Company;

(d) the creation of any non-wholly owned subsidiaries, or the Transfer or any sale or other disposition of a Subsidiary’s securities to any Person other than the Company or a wholly owned Subsidiary of the Company (other than any encumbrance of any securities held in such Subsidiary pursuant to a financing approved by the Board);

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(e) any transaction by the Company or any of its Subsidiaries with or involving any Related Party of the Company or any Related Party of any stockholder of the Company that beneficially owns in excess of 5% of the voting power of the Company, unless (i) the terms of such transaction are fair and reasonable to the Company, and no less favorable to the Company than could have been obtained in an arm’s length transaction with a non-Related Party, which shall be deemed conclusively determined if the company shall have received a fairness opinion to such effect from a nationally-recognized investment bank, (ii) such transaction is exclusively between or among the Company and its wholly-owned Subsidiaries, or (iii) in respect of director, trustee, officer or employee compensation (including bonuses) or other benefits (including pursuant to any employment arrangement or any retirement, health, stock option or other benefit plan) or indemnification arrangements, in each, as determined in good faith by the Board or the Company’s senior management;

(f) any amendment, repeal or alteration of the Charter or the Bylaws, whether by or in connection with a merger or consolidation or otherwise;

(g) any (i) acquisition by the Company or any Subsidiary of the securities, equity interests or assets of any Person, or the acquiring by the Company or any Subsidiary by any other manner of any business, properties, assets, or Persons, in one transaction or a series of related transactions or (ii) disposition of assets of the Company or any Subsidiary or the shares or other equity interests of any Subsidiary;

(h) any proposed transaction or series of related transactions involving a Change of Control of the Company; and

(i) any plan of liquidation, dissolution or winding-up of the Company and any voluntary bankruptcy or similar filing by the Company and an of its Subsidiaries.

Section 2.4 Available Financial Information.

(a) The Company shall deliver the following to each Stockholder until such time as such Stockholder and its Affiliates shall cease to beneficially own any Common Stock:

(i) as soon as available after the end of each month and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and consolidated statements of operations, income, cash flows, retained earnings and stockholders’ equity of the Company and its Subsidiaries for each month and for the current fiscal year of the Company to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto) and certified by the principal financial or accounting officer of the Company, together with a comparison of such statements to the corresponding periods of the prior fiscal year and to the Company’s business plan then in effect and approved by the Board;

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(ii) an annual budget, a business plan and financial forecasts for the Company for the next fiscal year of the Company no later than 30 days before the beginning of the Company’s next fiscal year, in such manner and form as approved by the Board, which shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year, in each case prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such budgets and projections are based, which shall be accompanied by the statement of the chief executive officer or chief financial officer or equivalent officer of the Company to the effect that such budget and projections are based on reasonable and good faith estimates and assumptions made by the management of the Company for the respective periods covered thereby; it being recognized by such holders that such budgets and projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by them may differ from the projected results. Any material changes in such business plan shall be delivered to the Stockholders as promptly as practicable after such changes have been approved by the Board;

(iii) as soon as available after the end of each fiscal year of the Company, and in any event within 90 days thereafter, (A) the annual financial statements required to be filed by the Company pursuant to the Exchange Act or (B) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such year, in each case prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the opinion of independent public accountants of recognized national standing selected by the Company and a Company prepared comparison to the Company’s business plan for such year as approved by the Board; and

(iv) as soon as available after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, (A) the quarterly financial statements required to be filed by the Company pursuant to the Exchange Act or (B) a consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarterly period, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period and for the current fiscal year to date, in each case prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the business plan then in effect as approved by the Board, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

The reporting obligations set forth in Sections 2.4(a)(iii) and 2.4(a)(iv) shall be deemed automatically satisfied so long as the Company timely files its quarterly and annual reports with the SEC pursuant to the Exchange Act.

(b) Other Information. The Company covenants and agrees to deliver to each Stockholder until such time as such Stockholders shall cease to beneficially own any Common Stock, with reasonable promptness, such other information and data (including such information and reports made available to any lender of the Company or any of its Subsidiaries under any credit agreement or otherwise) with respect to the Company and each of its Subsidiaries as from time to time may be reasonably requested by any such Stockholder.

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Section 2.5 Access. Subject to existing legal or contractual privileges and information restrictions, the Company shall, and shall cause its Subsidiaries, officers, directors, employees, auditors and other agents, until such time as a Stockholder shall cease to beneficially own any Common Stock, to (a) afford each Stockholder and its Representatives reasonable access, during normal business hours and upon reasonable notice, to the officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to the books and records of the Company and its Subsidiaries and (b) afford such Stockholder the opportunity to discuss the Company’s and its Subsidiaries’ affairs, finances and accounts with the Company’s officers from time to time as each such Stockholder may reasonably request.

Section 2.6 Termination of Rights. Notwithstanding Section 2.1, at such time as the Stockholders, together with their respective Affiliates and Permitted Transferees, shall cease to collectively beneficially own at least twenty percent (20%) of the issued and outstanding Common Stock, the Stockholders and their respective Affiliates shall cease to have (i) the right to appoint or designate any Directors pursuant to Section 2.1 and (ii) any rights pursuant to Sections 2.2, 2.3, 2.4 and 2.5, other than those rights permitted or granted under the Charter, Bylaws or applicable law.

Section 2.7 Waiver of Fiduciary Duties. This Agreement is not intended to, and does not, create or impose any fiduciary duty on any of the Stockholders hereto or their respective Affiliates.

ARTICLE III
TRANSFERS

Section 3.1 Rights and Obligations of Transferees.

(a) No Transferee of any Stockholder, except a Permitted Transferee, shall be entitled to any rights under this Agreement. A Permitted Transferee shall be permitted to exercise all rights of the transferring Stockholder under this Agreement with respect to the Common Stock Transferred.

(b) Prior to the consummation of a Transfer by any Stockholder or any Permitted Transferee to a Permitted Transferee, as a condition thereto, the applicable Permitted Transferee or subsequent Permitted Transferee shall agree in writing in the form attached as Exhibit A hereto to assume all of the obligations in this Agreement applicable to the transferring Stockholder or Permitted Transferee with respect to the Common Stock so Transferred.

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ARTICLE IV
MISCELLANEOUS

Section 4.1 Termination. Subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Company and the Stockholders as provided under Section 4.2, the provisions of Article II shall, with respect to each Stockholder, terminate as provided in the applicable Section of Article II or, if not so provided, as provided in Section 2.6. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

Section 4.2 Amendments and Modifications. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective without the approval in writing of the Company and Stockholders then holding 80% of the aggregate Original Shares then held by the Stockholders; provided, that no modification or amendment that both adversely and disproportionately affects any Stockholder shall be effective unless it is approved in writing by the Stockholder(s) disproportionately affected; provided further, that any Stockholder may waive in writing the benefit of any provision of this Agreement with respect to itself for any purpose.

Section 4.3 Waivers, Delays and Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. No single or partial exercise of any such right, power, remedy, or any abandonment or discontinuance of steps to enforce such right power or remedy, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

Section 4.4 Successors, Assigns and Transferees. Subject to Section 2.6, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns; provided that (i) the Stockholders may assign their respective rights (but may not delegate their obligations) hereunder only to the extent expressly provided herein and (ii) Permitted Transferees shall have rights and obligations hereunder only if they become signatories hereto pursuant to Section 3.1(b).

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Section 4.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier service or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)           if to the Company, to:

525 Washington Blvd., Suite 2620

Jersey City, New Jersey 07310
Attention: Bob Regular
Facsimile: 201-839-3345
E-mail: bob@kitaramedia.com

with a copy (which shall not constitute notice) to:

Graubard Miller
405 Lexington Avenue
New York, New York 10174
Attention: David Alan Miller; Jeffrey M. Gallant
Facsimile: (212) 818-8881
E-mail: dmiller@graubard.com; jgallant@graubard.com

(ii)          if to Family Trust of Jared L. Pobre, U/A DTD 12/13/2004, to:

2010 Main St, Suite 900

Irvine, CA 92614
Attention: Jared L. Pobre
Facsimile: 949-732-1381

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
333 S. Grand Ave.
Los Angeles, CA 90071-3197
Attention: J. Keith Biancamano
Facsimile: (213) 229-6775
E-mail: KBiancamano@gibsondunn.com

and

David Shapiro

2010 Main St. Suite 900

Irvine, CA 92614

Facsimile: 949-379-2829

E-mail: DShapiro@futureads.com

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(iii)         if to Neptune Capital Trust, to:

Brian Mason
P.O. Box 3104

Avarua, Rarotonga, Cook Islands

Attention: Brian Mason

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
333 S. Grand Ave.
Los Angeles, CA 90071-3197
Attention: J. Keith Biancamano
Facsimile: (213) 229-6775
E-mail: KBiancamano@gibsondunn.com

and

David Shapiro

2010 Main St. Suite 900

Irvine, CA 92614

Facsimile: 949-379-2829

E-mail: DShapiro@futureads.com

Section 4.6 Interpretation. When a reference is made in this Agreement to a Section, Article, or Exhibit, such reference shall be to a Section, Article, or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

Section 4.7 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Exchange Agreement and the Registration Rights Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof. Notwithstanding any oral agreement or course of action of the parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

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Section 4.8 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 4.9 No Other Similar Agreements; Charter and Bylaws. The Company represents and warrants to the Stockholders that, as of the date hereof, it is not a party to any agreement with any of the other stockholders of the Company or any of their respective Affiliates relating to the subject matter hereof (or any subject matter of a similar nature) other than this Agreement, the Exchange Agreement and the Registration Rights Agreement. The Company shall not amend or modify in any way the Charter, Bylaws or other governing document or approval in a manner that would be inconsistent with the provisions of this Agreement, including, without limitation, increasing or decreasing the number of authorized Directors.

Section 4.10 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 4.11 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware, the courts of the United States of America for the District of Delaware, and appellate courts thereof, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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Section 4.12 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, the courts of the United States of America for the District of Delaware and appellate courts thereof, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 4.13 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 4.14 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.15 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Section 4.16 Facsimile or Portable Document File Signature. This Agreement may be executed by facsimile or portable document file signature and a facsimile or portable document file signature shall constitute an original for all purposes.

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Section 4.17 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner, trustee, beneficiary or equity holder of any Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, agent, partner, member, trustee, beneficiary, or employee of any Stockholder or any Affiliate or assignee thereof, as such for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 4.18 Subsidiary Issuances In the event that the Company distributes securities of a Subsidiary (“Subsidiary Securities”), the Company will prior to or concurrently with the issuance, dividend, liquidation, merger, consolidation, recapitalization, reorganization or other transaction in which such Subsidiary Securities will be distributed, cause each applicable Subsidiary to enter into a stockholders agreement with the Stockholders party to this Agreement providing for the same rights, terms and conditions with respect to such Subsidiary Securities as are provided for in this Agreement with respect to the Common Stock.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

KITARA HOLDCO CORP.

By:	/s/ Robert Regular
Name: Robert Regular
Title: Chief Executive Officer

Family Trust of Jared L. Pobre, U/A DTD 12/13/2004

By:	/s/ Jared Pobre
Name: Jared Pobre
Title: Trustee

neptune capital trust

By:	/s/ Brian Mason
Name: Brian Mason
Title: Managing Trustee

Signature Page to Stockholders Agreement

Joinder to Stockholders Agreement

Pursuant to the Stockholders Agreement, dated as of January 28, 2015 (the “Stockholders Agreement”), between Kitara Holdco Corp., a Delaware corporation (the “Company”), and each of the Stockholders of the Company whose name appears on the signature pages listed therein (each, a “Stockholder,” and collectively, the “Stockholders”), [Transferee Name] (the “Transferee”) hereby agrees that upon execution of this Joinder, it shall become a party to the Stockholders Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders Agreement as though an original party thereto and shall be deemed a Stockholder for all purposes thereof. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Stockholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of _______________,        .

[NAME OF TRANSFEREE]

Name:
Title:

Exhibit A to Stockholders Agreement

Schedule I: Stockholders

Family Trust of Jared L. Pobre, U/A DTD 12/13/2004

Neptune Capital Trust

Schedule I to Stockholders Agreement